                                                                    EXHIBIT 23.1

The Board of Directors
SignalSoft Corporation:


We consent to the use of our report relating to the SignalSoft Corporation financial statements included herein, and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ KPMG LLP

Boulder, CO

June 6, 2000